UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio		44258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, the Board of Directors of RPM International Inc. (the “Company”) appointed Thomas S. Gross, age 57, to Class II of the Company’s Board of Directors to replace Donald K. Miller, age 80, who retired from the Board of Directors on April 17, 2012 after 40 years of service. Mr. Gross’s term will expire at the Company’s Annual Meeting of Stockholders in 2012, at which time he will stand for re-election to the Board by the Company’s stockholders. He will serve on the Board’s Audit Committee. Mr. Gross is currently Vice Chairman and Chief Operating Officer—Electrical Sector for Eaton Corporation (“Eaton”), a $16.0 billion global diversified power management company headquartered in Cleveland, Ohio.

Mr. Gross’s compensation for his service as a director will be consistent with that of the Company’s other directors who are not employees or consultants of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 30, 2011 under the caption “Director Compensation,” which portion of such proxy statement is incorporated herein by reference.

In connection with his appointment as a director, the Company and Mr. Gross entered into an indemnification agreement effective as of April 17, 2012. The indemnification agreement is the same as the indemnification agreements the Company has entered into with each of its directors and executive officers. The indemnification agreement requires the Company to indemnify Mr. Gross to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against him by reason of his relationship with the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Mr. Gross under the indemnification agreement are in addition to any other rights he may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement. The form of indemnification agreement between the Company and each of its directors and executive officers was filed as Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Gross and any other persons pursuant to which Mr. Gross was selected as a director. For the Company’s fiscal year ended May 31, 2011, the Company purchased approximately $155,000 of products from Eaton. Since the beginning of the Company’s current fiscal year, the Company has purchased approximately $575,000 of products from Eaton. Such purchases were made in the ordinary course of each company’s business.

Item 7.01	Regulation FD Disclosure.

On April 17, 2012, the Company issued a press release announcing Mr. Gross’s appointment to the Company’s Board of Directors and Mr. Miller’s retirement. A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1	Press Release of the Company, dated April 17, 2012, announcing the appointment of Thomas S. Gross to the Company’s Board of Directors and the retirement of Donald K. Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date April 23, 2012	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and
Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-14187).

99.1	Press Release of the Company, dated April 17, 2012, announcing the appointment of Thomas S. Gross to the Company’s Board of Directors and the retirement of Donald K. Miller.